Exhibit 99.1

Alliance One International, Inc. 8001 Aerial Center Parkway Post Office Box 2009 Morrisville, NC 27560-2009 USA	Tel: 919 379 4300 Fax: 919 379 4346 www.aointl.com

NEWS RELEASE		Contact: Joel L. Thomas (919) 379-4300

May 28, 2015

ALLIANCE ONE INTERNATIONAL ANNOUNCES REVERSE STOCK SPLIT

MORRISVILLE, N.C. – (May 28, 2015) – Alliance One International, Inc. (NYSE:AOI) today announced a 1-for-10 reverse stock split of Alliance One common stock. Shareholders granted the Board of Directors discretionary authority to effect this reverse stock split at the company’s special meeting of shareholders held on May 27, 2015.

Alliance One anticipates the reverse stock split will be effective after the close of all trading on Friday, June 26, 2015, and Alliance One common stock will begin trading on a split-adjusted basis on the New York Stock Exchange (NYSE) at the opening of trading on Monday, June 29, 2015.

When the reverse stock split becomes effective, every ten shares of issued and outstanding Alliance One common stock will be automatically combined into one issued and outstanding share of common stock. This will reduce the number of outstanding shares of Alliance One common stock, not including shares held by a subsidiary which will also be reduced, from 88.6 million to 8.86 million. Alliance One common stock will continue trading on the NYSE under the trading symbol “AOI” but will trade under a new CUSIP number.

No fractional shares will be issued in connection with the reverse stock split. Instead, Alliance One will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the reverse stock split. Each common shareholder will hold the same percentage of the outstanding common stock immediately following the reverse split as that shareholder did immediately prior to the reverse split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Additional information on the treatment of fractional shares and other effects of the reverse split can be found in Alliance One’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2015, which is available on the SEC’s website at www.sec.gov and on the Company’s website at www.aointl.com.

About Alliance One

Alliance One International is a leading global independent leaf merchant. For more information on Alliance One, visit the Company’s website at www.aointl.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, and the impact of regulation and litigation on customers. Additional factors that could cause Alliance One’s results to differ materially from those expressed or implied by forward-looking statements can be found in Alliance One’s most recent Annual Report on Form 10-K and the other filings with the SEC which are available at the SEC’s website, www.sec.gov.